Exhibit 4.3

BANK OF AMERICA CORPORATION

Senior Medium-Term Notes, Series P

MASTER REGISTERED GLOBAL SENIOR NOTE

This Master Registered Global Senior Note (this “Note”) is a Global Security within the meaning of the Indenture dated as of June 27, 2018, as may be supplemented and amended from time to time (the “Indenture”), between Bank of America Corporation (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) under the Indenture, and is registered in the name of Cede & Co., as the nominee of The Depository Trust Company (55 Water Street, New York, New York) (“DTC” or the “Depository”). This Note is not exchangeable for definitive or other Notes registered in the name of a person other than the Depository or its nominee, except in the limited circumstances described in the Indenture or in this Note, and no transfer of this Note (other than a transfer as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor depository or a nominee of such successor depository) may be registered except in the limited circumstances described in the Indenture.

Unless this Note is presented by an authorized representative of the Depository to the Company or its agent for registration of transfer, exchange or payment, and this Note is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of the Depository, and unless any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, CEDE & CO., has an interest herein.

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY AND IS NOT AN OBLIGATION OF OR GUARANTEED BY BANK OF AMERICA, N.A. OR ANY OTHER BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA CORPORATION.

THIS NOTE IS A DIRECT, UNCONDITIONAL, UNSECURED AND UNSUBORDINATED GENERAL OBLIGATION OF BANK OF AMERICA CORPORATION.

This Note represents one or more obligations of Bank of America Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation), which obligations are Securities, as defined under the Indenture, and which may be issued by the Company from time to time in one or more offerings up to the aggregate principal amount of senior medium-term notes, Series P, duly authorized by the Company’s board of directors or an authorized officer acting under authority of the Company’s board of directors, to be issued (each such obligation, a “Supplemental Obligation”). The terms and provisions of each Supplemental Obligation are and will be reflected in this Note and in the applicable pricing supplement relating to such Supplemental Obligation identified by CUSIP number and title of Supplemental Obligation on Schedule 1 hereto. With respect to each Supplemental Obligation, the terms and provisions of such Supplemental Obligation set forth in the applicable pricing supplement relating to such Supplemental Obligation, together with the applicable terms and provisions set forth in the section of the Prospectus (as defined on the reverse hereof) entitled “Description of Debt Securities of Bank of America Corporation” and the section of the Prospectus Supplement (as defined on the reverse hereof) entitled “Description of the Notes” and any similarly entitled section of any other applicable Supplement (as defined on the reverse hereof) (each such pricing supplement, together with such terms and provisions of the Prospectus, the Prospectus Supplement and any other applicable Supplement, the “Pricing Supplement”), are hereby incorporated by reference herein and are deemed to be a part of this Note and are binding upon the parties hereto as though fully set forth herein as of the applicable Original Issue Date specified on Schedule 1 hereto (such date, the “Original Issue Date”). Each reference to “this Note” includes and shall be deemed to refer to each Supplemental Obligation.

With respect to each Supplemental Obligation, every term of this Note is subject to modification, amendment or elimination through the incorporation by reference of the applicable Pricing Supplement, whether or not the phrase “unless otherwise provided in the Pricing Supplement” or language of similar import precedes the term of this Note so modified, amended or eliminated. It is the intent of the parties hereto that, in the case of any conflict between the terms and provisions of a Pricing Supplement and the terms and provisions herein, the terms and provisions of the Pricing Supplement shall control over the terms and provisions herein with respect to the relevant Supplemental Obligation. Without limiting the foregoing, in the case of each Supplemental Obligation, holders of beneficial interests in this Note are directed to the applicable Pricing Supplement for a description of terms and provisions of such Supplemental Obligation, including, as applicable (i) the manner of determining the principal amount of, interest, if any, premium, if any, or other amounts payable, if any, on such Supplemental Obligation, (ii) the dates, if any, on which the principal amount of, interest, if any, premium, if any, or other amounts payable, if any, on such Supplemental Obligation shall be determined and payable, (iii) the currency in which a Supplemental Obligation is payable, (iv) the ability of the Company to redeem the Supplemental Obligation prior to the maturity date therefor specified in the applicable Pricing Supplement (the “Stated Maturity Date”), (v) the ability of the holder of the Supplemental Obligation to require repayment of a Supplemental Obligation prior to its Stated Maturity Date, (vi) the amount payable upon any declaration of acceleration of the maturity of such Supplemental Obligation, and (vii) the principal amount of such Supplemental Obligation deemed to be Outstanding (as defined in the Indenture) for purposes of determining whether holders of the requisite principal amount of Supplemental Obligations have made or given any request, demand, authorization, direction, notice, consent, waiver or other action under the Indenture.

This Note is a “Master Note,” which term means a Global Security that provides for incorporation therein of the terms and provisions of Supplemental Obligations by reference to the applicable Pricing Supplements, substantially as contemplated herein.

The Company, for value received, hereby promises to pay to CEDE & CO., as nominee for The Depository Trust Company, or its registered assigns, the principal amount of each Supplemental Obligation, as adjusted in accordance with Schedule 1 hereto, or the relevant payment amount for such Supplemental Obligation calculated in accordance with the terms and provisions of the applicable Pricing Supplement, on the Stated Maturity Date for such Supplemental Obligation specified in the applicable Pricing Supplement (except to the extent redeemed or repaid or to the extent the entire principal amount is otherwise paid prior to the Stated Maturity Date) and, if applicable, to pay any premium, interest or other amounts payable on each Supplemental Obligation on the relevant payment date, as specified in and calculated in accordance with the terms and provisions of this Note, the applicable Pricing Supplement and the Indenture, and, to the extent that the payment of such interest shall be legally enforceable, to pay interest at the interest rate or default rate specified in the applicable Pricing Supplement on any overdue principal and premium, if any, and on any overdue installment of interest, if any. When used herein, “Maturity,” for a Supplemental Obligation, means the date on which the principal, or an installment of principal, on that Supplemental Obligation becomes due and payable in full in accordance with the terms and provisions of this Note, the applicable Pricing Supplement and the Indenture, whether at the Stated Maturity Date or by declaration of acceleration, call for redemption, prepayment at the holder’s option or otherwise.

Any interest so payable, and punctually paid or duly provided for, on any Interest Payment Date for a Supplemental Obligation will be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same Supplemental Obligation) is registered on the record date specified in the applicable Pricing Supplement (each such date referred to herein as the “Regular Record Date”); provided, however, that the first payment of interest on a Supplemental Obligation with an Original Issue Date between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next Regular Record Date to the person in whose name this Note is registered at the close of business on such next Regular Record Date; and provided, further, that, unless otherwise specified in the applicable Pricing Supplement, interest payable at Maturity will be payable to the person to whom the principal hereof shall be payable. The principal on a Supplemental Obligation so payable, and punctually paid or duly provided for, at Maturity will be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as that Supplemental Obligation) is registered at the time of payment by the Paying Agent (as defined on the reverse hereof). Any principal of, or any premium, interest or other amounts payable on, a Supplemental Obligation not punctually paid or duly provided for shall be payable as provided in this Note and in the Indenture.

Payments shall be made by wire transfer to the registered holder of this Note by the Paying Agent without necessity of presentation and surrender of this Note to such account as has been appropriately designated to the Paying Agent by the person entitled to such payments.

The Company will pay any administrative costs imposed by any bank in making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the holder hereof.

Reference is made to the further terms and provisions of this Note set forth on the reverse hereof and the applicable terms and provisions set forth in the applicable Pricing Supplement with respect to each Supplemental Obligation, which terms and provisions shall have the same effect as though fully set forth herein. In the event of any conflict between the terms and provisions contained herein or on the reverse hereof and the applicable terms and provisions in the applicable Pricing Supplement, the latter shall control. References herein to “this Note,” “hereof,” “herein” and comparable terms shall mean this Note and shall include the applicable terms and provisions set forth in the applicable Pricing Supplement.

Unless the certificate of authentication hereon has been executed by the Trustee (or other authentication agent duly appointed in accordance with the Indenture), by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, Bank of America Corporation has caused this instrument to be duly executed on its behalf, by manual or facsimile signature.

Dated: December ______, 2022	BANK OF AMERICA CORPORATION

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated: December ____, 2022	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[Reverse of Note]

BANK OF AMERICA CORPORATION

Senior Medium-Term Notes, Series P

MASTER REGISTERED GLOBAL SENIOR NOTE

SECTION 1. General. This Note represents one or more duly authorized Supplemental Obligations of the Company to be issued under the Indenture as part of the Securities (as defined in the Indenture) designated as Senior Medium-Term Notes, Series P, and to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and each Paying Agent (as described below) that may be appointed thereunder and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms “Trustee” and “Paying Agent” shall include any additional or successor trustee or agents appointed in such capacities by the Company in accordance with the terms and provisions of the Indenture.

Each Supplemental Obligation will be issued pursuant to the applicable Pricing Supplement, the Company’s Prospectus Supplement dated December [•], 2022 to the Company’s Prospectus dated December [•], 2022 and, if applicable, any other prospectus supplement designated in such applicable Pricing Supplement relating to such Supplemental Obligation (each as may be supplemented or amended prior to the date of the applicable Pricing Supplement relating to such Supplemental Obligation, or as may be superseded or replaced by another document as of the date of the applicable Pricing Supplement relating to such Supplemental Obligation, the “Prospectus Supplement,” the “Prospectus,” and the “applicable Supplement,” respectively) and may have different issue dates, Maturities and payment terms and vary in such other ways as provided in the applicable Pricing Supplement and the Indenture. The specific terms and provisions of each Supplemental Obligation will be described in a Pricing Supplement.

The Company has initially appointed the Trustee to act as the Paying Agent, Security Registrar and transfer agent for the Supplemental Obligations. The Company may appoint a successor paying agent or an additional or different paying agent for a Supplemental Obligation pursuant to the terms and provisions of the Indenture (each such other entity appointed to act as a paying agent for a Supplemental Obligation, together with the Trustee in its capacity as Paying Agent, a “Paying Agent”). Requests in respect of payments with respect to a Supplemental Obligation under this Note may be served at the corporate trust office or agency of the Trustee, currently located at 4655 Salisbury Road, Suite 300, Jacksonville, Florida 32256, or such other locations as may be specified by the Trustee or the applicable Paying Agent, as the case may be, and notified to the Company and the registered holder of this Note.

Unless specified otherwise in the applicable Pricing Supplement, no Supplemental Obligation will be subject to a sinking fund.

The Trustee or the Security Registrar (if other than the Trustee) shall make appropriate entries on Schedule 1 hereto to identify and reflect the issuance of any Supplemental Obligation represented by this Note and shall enter additional information with respect to such Supplemental Obligation as indicated on Schedule 1 hereto, all in accordance with the Indenture and the instructions of the Company. In addition, the Security Registrar shall enter each Supplemental Obligation in the register maintained by the Security Registrar (the “Security Register”), and, where applicable, the Trustee or Security Registrar (if other than the Trustee) shall make an appropriate notation in its records to reflect the issuance of any Supplemental Obligation represented by this Note.

SECTION 2. Interest Provisions. Determinations relating to the interest rate payable on a Supplemental Obligation, if any, shall be made, and interest, if any, payable on a Supplemental Obligation shall be calculated as set forth in the applicable Pricing Supplement.

Unless otherwise specified in the applicable Pricing Supplement, if the Maturity of any Supplemental Obligation (other than a compounded SOFR note using the payment delay convention, as described in the applicable Pricing Supplement) occurs on a day that is not a business day (as described in the applicable Pricing Supplement), any amount of principal, premium, interest or other amount that would otherwise be due on such Supplemental Obligation on such day (the “Specified Day”) will be paid or made available for payment on the business day that is next succeeding the Specified Day with the same force and effect as if such amount were paid on the Specified Day, and no interest will accrue on the amount so payable for the period from the Specified Day to such next succeeding business day.

The business day convention applicable to any Interest Payment Date (with respect to any Supplemental Obligation that does not use a payment delay convention), Interest Period, Interest Reset Date, or, if applicable, Interest Period Demarcation Date (each as specified in the applicable Pricing Supplement), other than one that falls on a Specified Day, for a Supplemental Obligation will be described and specified in the applicable Pricing Supplement; provided that if no such business day convention is specified in the applicable Pricing Supplement, then, with respect to any Interest Period during which a Supplemental Obligation bears interest at a fixed rate, the following unadjusted business day convention (as described in the applicable Pricing Supplement) shall apply to such Supplemental Obligation, and, with respect to any Interest Period during which a Supplemental Obligation bears interest at a floating rate, the modified following business day convention (adjusted) (as described in the applicable Pricing Supplement) shall apply to such Supplemental Obligation.

SECTION 3. Optional Redemption. If so specified in, and in accordance with the terms and provisions of, the applicable Pricing Supplement, a Supplemental Obligation may be redeemed at the option of the Company, subject to the satisfaction of any condition precedent to such redemption set forth in the applicable notice of redemption, (i) on any date on and after an initial date specified in the applicable Pricing Supplement, (ii) on any Interest Payment Date on or after an initial date specified in the applicable Pricing Supplement or (iii) on such other date or dates, if any, or in such other manner as set forth in the applicable Pricing Supplement for redemption at the option of the Company (each such date, an “Optional Redemption Date”). IF NO OPTIONAL REDEMPTION DATE OR DATES ARE SET FORTH IN THE APPLICABLE PRICING SUPPLEMENT, THAT SUPPLEMENTAL OBLIGATION MAY NOT BE REDEEMED AT THE OPTION OF THE COMPANY PRIOR TO ITS STATED MATURITY DATE.

Unless otherwise specified in the applicable Pricing Supplement, a Supplemental Obligation may be redeemed on any Optional Redemption Date in whole or from time to time in part (in increments of the Minimum Denomination, as defined below) at the option of the Company at a redemption price of 100% of the principal amount of that Supplemental Obligation being redeemed (unless a different redemption price is specified in the applicable Pricing Supplement), together with accrued and unpaid interest (if any) on that Supplemental Obligation to, but excluding, the date fixed for redemption, upon notice given in accordance with the Indenture and the applicable Pricing Supplement to the holder of such Supplemental Obligation not less than 5 business days nor more than 60 calendar days (unless otherwise specified in the applicable Pricing Supplement) prior to the date fixed for redemption. Such redemption may be subject to the satisfaction of one or more conditions precedent if and as described in the notice of redemption. In addition, the notice of redemption shall specify:

•	the date fixed for redemption;

•	the redemption price (or, if not then ascertainable, the manner of calculation of the redemption price);

•	the securities identification number(s) of the Supplemental Obligation to be redeemed;

•	the amount to be redeemed, if less than all of the Supplemental Obligation is to be redeemed;

•	the place of payment for the Supplemental Obligation to be redeemed;

•	that interest (if any) accrued on the Supplemental Obligation to be redeemed to the date fixed for redemption will be paid as specified in the notice; and

•

that, upon satisfaction of any conditions to such redemption set forth in the notice of redemption, on and after the date fixed for redemption, interest (if any) will cease to accrue on the Supplemental Obligation to be redeemed.

In addition, if such redemption is subject to the satisfaction of one or more conditions precedent, such notice shall describe each such condition and, if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date stated in such notice, or by the redemption date as so delayed.

In the event of redemption of a Supplemental Obligation in part only, the unredeemed portion thereof shall be at least the minimum authorized denomination (the “Minimum Denomination”) specified in the applicable Pricing Supplement, or if no such Minimum Denomination is so specified, U.S. $1,000 or its equivalent in the specified currency indicated in the Pricing Supplement. In the event of redemption of a Supplemental Obligation in part only, the unredeemed portion of that Supplemental Obligation shall continue to be represented by this

Note and the applicable Pricing Supplement, subject to modifications specified on Schedule 1 attached hereto. The Trustee or Security Registrar (if other than the Trustee) shall note any such early redemption, whether in whole or in part, on Schedule 1 hereto, and the Security Registrar shall make appropriate modifications to the entry in the Security Register for the relevant Supplemental Obligation. Unless otherwise specified in the applicable Pricing Supplement, if less than all of a Supplemental Obligation is to be redeemed, the interests in such Supplemental Obligation to be redeemed shall be selected in accordance with the procedures of DTC.

From and after any date fixed for redemption, if monies for the redemption of a Supplemental Obligation (or portion thereof) shall have been made available for redemption on such date, and subject to any conditions described in the applicable notice of redemption, that Supplemental Obligation (or such portion thereof) shall cease to bear interest (if any) or premium (if any) and the holder’s only right with respect to that Supplemental Obligation (or such portion thereof) shall be to receive payment of the redemption price of such Supplemental Obligation (or portion thereof) being redeemed as specified in the applicable Pricing Supplement and, if appropriate, all unpaid interest (if any) accrued to such date fixed for redemption.

SECTION 4. Optional Repayment. If so specified in the applicable Pricing Supplement, a Supplemental Obligation may be repayable prior to its Stated Maturity Date at the option of the holder if so specified in, and in accordance with the terms and provisions of, the applicable Pricing Supplement. IF NO OPTIONAL REPAYMENT AT THE OPTION OF THE HOLDER IS SET FORTH IN THE APPLICABLE PRICING SUPPLEMENT, THAT SUPPLEMENTAL OBLIGATION MAY NOT BE SO REPAID AT THE OPTION OF THE HOLDER PRIOR TO ITS STATED MATURITY DATE. In the event of an early repayment of a Supplemental Obligation in part only, the portion of such Supplemental Obligation that is not repaid shall continue to be represented by this Note and the applicable Pricing Supplement. The Trustee or the Security Registrar (if other than the Trustee) shall note any such optional repayment, whether in whole or in part, on Schedule 1 hereto, and the Security Registrar shall make appropriate modifications to the entry in the Security Register for the relevant Supplemental Obligation.

SECTION 5. Modification and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment of the Indenture and the modification of the rights and obligations of the Company and the rights of the holders of a Supplemental Obligation at any time by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the affected Supplemental Obligation and all other Securities (as defined in the Indenture), including Supplemental Obligations, then outstanding under the Indenture and affected by such amendment and modification, considered together as one class for this purpose. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the affected Supplemental Obligations and all other Securities, including Supplemental Obligations, then outstanding under the Indenture and affected thereby, considered together as one class for this purpose, on behalf of the holders of all such affected Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of such Supplemental Obligation shall be conclusive and binding upon such holder and upon all future holders of such Supplemental Obligation and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon such Note. The determination of whether a particular Security is “outstanding” will be made in accordance with the Indenture.

SECTION 6. Obligations Unconditional. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and any premium, interest and other amounts payable on, each Supplemental Obligation when due at the times, place and rate, and in the coin or currency, prescribed in this Note and in the applicable Pricing Supplement.

SECTION 7. Successor to Company. The terms and provisions of the Indenture set forth in Article Eleven thereof shall govern the Company’s ability to consolidate or merge with or into any other Person (as defined in the Indenture) or sell, convey or transfer all or substantially all of its assets to any other Person and the effect of any such consolidation, merger, sale, conveyance or transfer.

SECTION 8. Minimum Denominations. Each Supplemental Obligation may be issued, whether on the Original Issue Date or upon registration of transfer, exchange or partial redemption or repayment of such Supplemental Obligation, only in the Minimum Denomination as specified in the applicable Pricing Supplement, or if no Minimum Denomination is so specified, in minimum denominations of U.S.$1,000 and any integral multiple of U.S.$1,000 in excess thereof (or equivalent denominations in other currencies, subject to any other statutory or regulatory minimums).

SECTION 9. Registration of Transfer. As provided in the Indenture and subject to certain limitations as therein set forth, the transfer of this Note is registrable in the Security Register upon surrender of this Note for registration of transfer at the corporate trust office or agency of the Trustee or such other office or agency maintained pursuant to Section 4.02 of the Indenture for such purpose in each place of payment for the relevant Supplemental Obligation, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee or the Security Registrar requiring such written instrument of transfer duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new notes will be issued to the designated transferee or transferees.

Unless otherwise specified in the Pricing Supplement, this Note may be exchanged in whole, but not in part, and Supplemental Obligations may be exchanged in whole, for certificated notes in definitive registered form (referred to herein as “Definitive Notes”) only under the circumstances described in the Indenture. Unless otherwise set forth herein or in the Pricing Supplement, Definitive Notes will be issued in Minimum Denominations only and will be issued in registered form only, without coupons.

In addition, this Note is a Master Note and may be exchanged at any time, solely upon the request of the Company to the Trustee, for one or more Global Securities, each of which may or may not be a Master Note, as requested by the Company. Each such replacement Global Security that is a Master Note shall reflect such of the Supplemental Obligations as the Company shall request. Each such replacement Global Security that is not a Master Note shall represent one (and only one) Supplemental Obligation as requested by the Company and in the same aggregate principal amount of such Supplemental Obligation outstanding at such time, and such Global Security shall be appropriately modified so as to reflect the terms and provisions of such Supplemental Obligation.

Subject to the terms and provisions of the Indenture, if Definitive Notes are issued, a holder may exchange its Definitive Notes for other Definitive Notes of the same issue in an equal aggregate principal amount and in Minimum Denominations.

Definitive Notes may be presented for registration of transfer at the office of the Security Registrar or at the office of any transfer agent that the Company may designate and maintain. The Security Registrar or the transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. The Company may change the Security Registrar or the transfer agent or approve a change in the location through which the Security Registrar or transfer agent acts at any time, except that the Company will be required to maintain a transfer agent in each place of payment for the relevant Supplemental Obligation. At any time, the Company may designate and appoint a different Security Registrar and additional transfer agents for a Supplemental Obligation.

Neither the Company nor the Security Registrar will be required to (a) issue, exchange, or register the transfer of any Supplemental Obligation to be redeemed for a period of 15 calendar days before the delivery of the notice of redemption, or (b) exchange or register the transfer of any Supplemental Obligation (i) that was selected, called, or is being called for redemption, except, if being redeemed in part, the unredeemed portion of such Supplemental Obligation, or (ii) as to which the registered holder has exercised any right to require the Company to repay such Supplemental Obligation, except, if being repaid in part, the portion of the Supplemental Obligation to remain outstanding.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary, except as required by applicable law.

SECTION 10. Events of Default. Unless otherwise provided in the applicable Pricing Supplement, the “Events of Default” with respect to a Supplemental Obligation shall be as set forth in Section 6.01 of the Indenture, and, solely to the extent set forth in Section 6.01 of the Indenture, upon the occurrence and continuance of an Event of Default for a Supplemental Obligation, the principal of such Supplemental Obligation may be declared due and payable in the manner and with the effect provided in the Indenture.

SECTION 11. Defeasance. Unless otherwise specified in the applicable Pricing Supplement, the provisions of Article Fourteen of the Indenture do not apply to the relevant Supplemental Obligation.

SECTION 12. Specified Currency. Unless otherwise provided herein or in the applicable Pricing Supplement, the principal of and any premium, interest or other amounts payable on any Supplemental Obligation are payable in the specified currency indicated in the applicable Pricing Supplement.

SECTION 13. Mutilated, Defaced, Destroyed, Lost or Stolen Notes. In case this Note or any Definitive Notes in exchange for beneficial interests in this Note in accordance with the Indenture shall at any time become mutilated, defaced, destroyed, lost or stolen, and this Note or a Definitive Note or evidence of the loss, theft or destruction hereof or thereof satisfactory to the Company and the Trustee and such other documents or proof as may be required by the Company and the Trustee shall be delivered to the Trustee, the Trustee shall issue a new Note or Definitive Note of like tenor, form, payment and other terms and provisions and principal amount, bearing a number not contemporaneously used or in use for any other Securities issued under the Indenture, in exchange and substitution for the mutilated or defaced Note or Definitive Note or in lieu of the Note or Definitive Note destroyed, lost or stolen but, in the case of any destroyed, lost or stolen Note or Definitive Note, only upon receipt of evidence satisfactory to the Company and the Trustee that this Note or Definitive Note was destroyed, stolen or lost, and, if required, upon receipt of indemnity satisfactory to the Company and the Trustee. Upon the issuance of any substituted Note or Definitive Note, the Company may require the payment of a sum sufficient to cover all expenses and reasonable charges connected with the preparation and delivery of a new Note or Definitive Note. If any Note or Definitive Note which has matured or has been redeemed or repaid or is about to mature or to be redeemed or repaid shall become mutilated, defaced, destroyed, lost or stolen, the Company may, instead of issuing a substitute Note or Definitive Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Note or Definitive Note) upon compliance by the holder with the provisions of this paragraph.

SECTION 14. Miscellaneous. No recourse shall be had for the payment of principal of, or any premium, interest or other amounts payable on, a Supplemental Obligation for any claim based hereon, or otherwise in respect hereof, against any shareholder, employee, agent, officer or director, as such, past, present or future, of the Company or of any successor organization, either directly or through the Company or any successor organization, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

SECTION 15. Defined Terms. All terms used in this Note which are defined in the Indenture or the Pricing Supplement and are not otherwise defined in this Note shall have the meanings assigned to them in the Indenture or the Pricing Supplement, as applicable.

SECTION 16. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING ANY OTHERWISE APPLICABLE CONFLICTS OF LAWS PROVISIONS AND ALL APPLICABLE UNITED STATES FEDERAL LAWS AND REGULATIONS.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —                                                               as Custodian for

(Cust)                                                                          (Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby

sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

/ /
Please print or type name and address, including zip code of assignee the within Note of BANK OF AMERICA CORPORATION and all rights thereunder and does hereby irrevocably constitute and appoint

                                                                               Attorney

to transfer the said Note on the books of the within-named Company, with full power of substitution in the premises

Dated:

SIGNATURE GUARANTEED:
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of this Note

Schedule 1

CUSIP Number and Title of Supplemental Obligation	Initial Principal Amount of Supplemental Obligation	Original Issue Date	Increase (Decrease) in Principal Amount	Transfer/ Redemption/ Repayment/ Exchange into Other Global Security or Definitive Security	Date of Increase (Decrease) or Transfer/ Redemption/ Repayment/ Exchange into Other Global Security or Definitive Security	Trustee or Security Registrar (if other than the Trustee) Notation